UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  November 17, 2022

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-36518	NEXTERA ENERGY PARTNERS, LP	30-0818558
700 Universe Boulevard
Juno Beach, Florida 33408
(561) 694-4000

State or other jurisdiction of incorporation or organization:  Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Units	NEP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

(a)    On November 17, 2022, NextEra Energy Partners Acquisitions, LLC (NEP Acquisitions), an indirect subsidiary of NextEra Energy Partners, LP (NEP), entered into a purchase and sale agreement with NEP US SellCo, LLC, NEP US SellCo II, LLC (the seller) and ESI Energy, LLC, all of which are subsidiaries of NEER. Pursuant to the terms of the purchase and sale agreement, NEP Acquisitions agreed to acquire from the seller 100% of the Class A membership interests in Emerald Breeze Holdings, LLC (Emerald Breeze), which represents a 49% controlling ownership interest in Emerald Breeze, and 100% of the membership interests in two holding companies (Sac County Wind Holdings, LLC (Sac Holdings) and Elk City Scholes Holdings, LLC (ES Holdings)) that together own three operating wind projects for a total purchase price of approximately $805 million, subject to customary working capital and other adjustments. NEP will also assume its share of the portfolio’s existing noncontrolling interests estimated to be approximately $1.5 billion at the time of closing, substantially all of which relate to differential membership investors. The assets included are:

•100% of the Class A membership interests in Emerald Breeze, which indirectly owns:
•Great Prairie Wind, an approximately 1,029 MW wind generation facility in Texas and Oklahoma.
•Appaloosa Run Wind, an approximately 172 MW wind generation facility under construction in Texas.
•Eight Point Wind, an approximately 111 MW wind generation facility under construction in New York.
•Yellow Pine Solar, a 125 MW solar generation and 65 MW storage facility under construction in Nevada.

•100% of the membership interests in Sac Holdings and ES Holdings, which indirectly own:
•Sholes Wind, an approximately 160 MW wind generation facility located in Nebraska.
•Elk City Wind II, an approximately 107 MW wind generation facility located in Oklahoma.
•Sac County Wind, an approximately 80 MW wind generation facility located in Iowa.

The acquisition is expected to close later this year, subject to the satisfaction of customary closing conditions. The projects currently under construction by NEER are expected to continue to be under construction at closing of the acquisition. NEER has agreed to continue to manage the construction of such projects after acquisition, at its own cost, and to contribute to those projects any capital necessary for the construction of those projects. If any of those projects do not achieve commercial operation by November 30, 2023, NEP Acquisitions will have the right to require the seller to repurchase the ownership interests in such projects for the same purchase price paid by NEP Acquisitions.

The purchase and sale agreement contains customary representations, warranties and covenants by the parties. The parties are obligated, subject to certain limitations, to indemnify each other for certain customary and other specified matters, including breaches of representations and warranties, nonfulfillment or breaches of covenants and for certain liabilities and third-party claims.

The terms of the purchase and sale agreement were unanimously approved by NEP’s conflicts committee, which is comprised of the independent members of the board of directors of NEP. The conflicts committee retained independent legal and financial advisors to assist in evaluating and negotiating the acquisition. In approving the acquisition, the conflicts committee based its decisions, in part, on an opinion from its independent financial advisor. NEER will retain a 51% interest in Emerald Breeze and will manage and operate all projects.

The foregoing description of the purchase and sale agreement is qualified in its entirety by reference to the agreements filed as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K and incorporated herein by reference.

On November 17, 2022, NEP and two of its indirect subsidiaries, NEP Renewables IV, LLC (NEP Renewables IV) and NEP Renewables Holdings IV, LLC (NEP Renewables Holdings IV), entered into a membership interest purchase agreement (membership purchase agreement) with the Ontario Teachers' Pension Plan Board (OTPP), which is the Class B purchaser, for the purpose of financing the acquisition by NEP Acquisitions of the wind and solar-plus-storage projects described above and the recapitalization of certain NEP project companies owning six existing wind projects. OTPP has agreed to pay a total of approximately $805 million to NEP Renewables IV for 78% of the noncontrolling Class B membership interests of NEP Renewables IV, subject to certain closing conditions set forth in the membership purchase agreement. The membership purchase agreement permits NEP Renewables Holdings IV to elect to incrementally sell additional noncontrolling Class B membership interests to OTPP under certain circumstances, subject to certain conditions and limits. In connection with the membership purchase agreement, a subsidiary of OTPP entered into forward interest rate contracts with an average notional of $436 million and NEP and an indirect subsidiary of NEP have each agreed to pay up to a combined total of $100 million of any early termination payment due under the forward interest rate contracts should the membership purchase agreement not close.

NEP Renewables Holdings IV will retain 100% of the Class A membership interests and approximately 22% of the Class B membership interests of NEP Renewables IV, and NEP will consolidate NEP Renewables IV. Prior to the closing of the membership purchase agreement, NEP Acquisitions will transfer to NEP Renewables IV the indirect ownership interests in certain project companies that NEP Acquisitions has agreed to purchase from NEER as described above. NEP Renewables IV will also hold 100% of the membership interests of the entity that owns Alta Wind VIII, an approximately 150 MW wind generation facility located in California and 100% of the Class A membership interests of entities that own: (1) Brady Wind, an approximately 150 MW wind generation facility located in North Dakota; (2) Brady Wind II, an approximately 150 MW wind generation facility located in North Dakota; (3) Golden West Wind, an approximately 250 MW wind generation facility located in Colorado; (4) Oliver

Wind III, an approximately 100 MW wind generation facility located in Colorado; and (5) Osborn Wind, an approximately 200 MW wind generation facility located in Missouri.

The closing of the membership purchase agreement and initial funding of approximately $645 million (initial funding) pursuant thereto is expected to occur in the fourth quarter of 2022, and an additional funding of approximately $160 million (final funding) is expected to occur by the end of the third quarter of 2023 upon the achievement of the commercial operations of Appaloosa Run Wind, Eight Point Wind and Yellow Pine Solar, in each case, subject to the satisfaction of customary closing conditions and subject to adjustment if additional Class B membership interests are sold. At the initial funding, OTPP is expected to acquire approximately 62% of the total noncontrolling Class B membership interests in NEP Renewables IV contemplated under the membership purchase agreement and the remaining approximately 16% at the final funding.

Under the amended and restated limited liability company agreement for NEP Renewables IV (the LLC agreement) that will be entered into at closing of the membership purchase agreement, NEP, through its indirect ownership of NEP Renewables Holdings IV, will receive 84% of NEP Renewables IV's cash distributions for the first ten years after closing, and OTPP will receive 16%, except that, for the period between the initial funding and final funding, NEP will receive approximately 88% of NEP Renewables IV's cash distributions and OTPP will receive 12%, subject to adjustment if additional Class B membership interests are sold or depending on buyouts discussed below. From the fifth to the tenth anniversary of the initial funding, NEP has the option (the buyout right), subject to certain limitations, to periodically purchase OTPP's interest in NEP Renewables IV at a buyout price that implies a fixed pre-tax annual return of approximately 7.0% to OTPP (inclusive of all prior distributions). If exercised, NEP has the right to pay 100% of the buyout price in NEP non-voting common units, issued at the then-current market price of NEP common units, or cash (or a combination thereof), subject to limitations described in the LLC agreement. If certain minimum buyouts have not occurred following the six and a half year anniversary of the initial funding (which timing is subject to certain conditions), OTPP's allocation of NEP Renewables IV's cash distributions with respect to the Class B membership interests that OTPP still owns would increase to 99%. Under a registration rights agreement to be entered into at the initial funding, NEP will provide OTPP certain resale registration rights.

Following any exercise of the buyout right in which NEP issues non-voting common units, OTPP will have, among other rights, the right to receive pro rata quarterly cash distributions with respect to those NEP non-voting common units it owns and the right, subject to certain limitations, to convert the NEP non-voting common units into NEP common units on a one-for-one basis.

The foregoing description of the membership purchase agreement is qualified in its entirety by reference to the agreement filed as Exhibit 2.3 to this Current Report on Form 8-K and incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
2.1*
Amended and Restated Purchase and Sale Agreement, dated as of February 22, 2016, by and between NEP US SellCo, LLC and NextEra Energy Partners Acquisitions, LLC, as amended by First Global Amendment to Amended and Restated Purchase and Sale Agreement, dated as of September 8, 2016, by and between NEP US SellCo, LLC, NextEra Energy Partners Acquisitions, LLC and ESI Energy, LLC (filed as Exhibit 2.1 to Form 10-Q for the quarter ended September 30, 2017, File No. 1-36518)

2.2
Amendment to Amended and Restated Purchase and Sale Agreement (2022-B Projects Annex), dated as of November 17, 2022, by and among NEP US SellCo LLC, NEP US SellCo II LLC, NextEra Energy Partners Acquisitions, LLC and ESI Energy, LLC

2.3
Membership Interest Purchase Agreement, dated as of November 17, 2022, among NEP Renewables IV, LLC, NEP Renewables Holdings IV, LLC, NextEra Energy Partners, LP, and the Class B purchasers party thereto

__________________________
*    Incorporated herein by reference.

Schedules attached to the agreements have been omitted pursuant to Item 601(b)(2) of Regulation S-K. NEP will furnish the omitted schedules to the SEC upon request by the Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 22, 2022

NEXTERA ENERGY PARTNERS, LP
(Registrant)

JAMES M. MAY
James M. May Controller and Chief Accounting Officer